AGREEMENT AND PLAN OF MERGER

BY AND AMONG

GRACE 2, INC.,

Q ACQUISITION, INC.,

AND

Q THERAPEUTICS, INC.

OCTOBER 13, 2011

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of October 13, 2011, by and among GRACE 2, INC., a Delaware corporation ("PubCo"), Q ACQUISITION, INC., a Delaware corporation and a wholly-owned subsidiary of PubCo (the "Merger Sub"), and Q THERAPEUTICS, INC., a Delaware corporation (the “Company”). PubCo, Merger Sub, and the Company each, individually, a "Party" or, collectively, the "Parties."

RECITALS

WHEREAS, the Parties desire to set forth the terms and conditions pursuant to which the Company shall combine with PubCo pursuant to a merger (the "Merger") in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and the terms of this Agreement whereby Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation in the Merger and a wholly-owned subsidiary of PubCo (the "Surviving Corporation");

WHEREAS, the Parties, by executing this Agreement, hereby adopt this Agreement as a "plan of reorganization" within the meaning of Section 368 of the Code (as hereinafter defined);

WHEREAS, the respective boards of directors of PubCo, Merger Sub and the Company have approved the Parties' entry into this Agreement; and

WHEREAS, this Agreement, the Merger and the other matters contemplated hereby have been approved by the sole shareholder of Merger Sub and the shareholders of the Company, as required pursuant to the requirements of the DGCL and the governing documents of the Parties.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, agreements and covenants herein contained, and for good and other valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

The following terms, undefined in the text of this Agreement, shall have the following meanings:

"Affiliate" shall mean, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by or under common control with such Person. For purposes of this definition a Person is deemed to "control" an Entity if such Person, directly or indirectly, (i) has the power to direct the management or policies of such Entity; or (ii) owns, beneficially or of record (a) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity's board of directors or other governing body or (b) at least fifty percent (50%) of the outstanding equity or financial interests of such Entity.

"Business Day" shall mean any day except Saturday, Sunday, any day which is a Federal legal holiday in the United States or any day on which banking institutions in the State of New York and the State of Utah are authorized or required by law or other governmental action to close.

   "Closing Documents" shall mean documents, certificates or other instruments delivered or to be delivered by or on behalf of PubCo, Merger Sub and the Company at the Closing pursuant to Article V of this Agreement.

"Code" shall mean United States Internal Revenue Code of 1986, as amended.

"Commission" shall mean the United States Securities and Exchange Commission.

"Company Common Stock" shall mean the common stock, $0.0001 par value per share, of the Company.

"Company Contract" shall mean any agreement, contract, obligation, arrangement or understanding, whether oral or written, including any amendment, supplement, restatement, renewal or replacement thereto: (i) to which the Company is a party; (ii) by which the Company or any of its assets is or may become bound or under which the Company has, or may become subject to, any obligation; or (iii) under which the Company has or may acquire any right or interest.

"Company Preferred Stock" shall mean the preferred stock, $0.0001 par value per share, of the Company.

"Company Shareholders" shall mean the common and preferred shareholders of the Company.

"Consent" shall mean any approval, consent, ratification, permission, waiver or authorization of any third party (including any Governmental Body).

"Dissenting Share" means any share of Company Common Stock or Preferred Stock with respect to which the holder thereof has exercised such holder's appraisal rights under the DGCL.

"Dissenting Shareholder" has the meaning set forth in Section 2.9 below.

"Employee Benefit Plan" shall mean any "employee pension benefit plan" (as defined in Section 3(2) of ERISA, any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including, without limitation, insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, options, or other forms of incentive compensation or post-retirement compensation.

"Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, limited liability company, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974.

"ERISA Affiliate" shall mean any Entity which is a member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code), (ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (iii) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes the Company.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

"GAAP" shall mean generally accepted accounting principles applicable in the United States of America.

"DGCL" shall mean the General Corporation Law of the State of Delaware.

"Governmental Body" shall mean any: (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign, supranational or other government (including the European Union); or (iii) governmental, self-regulatory or quasi-governmental authority of any nature, including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal.

"including", "include", "includes", shall be construed as if followed by the phrase "without limitation".

"Intellectual Property" shall mean all intellectual property owned or used in the conduct of the business of any Party, as it is currently conducted, including, but not limited to, (i) all United States and foreign patents (both issued and applied for) listed on the Company Disclosure Schedule or PubCo Disclosure Schedule, as applicable, (ii) all trademarks, trade names, service marks, copyrights, and all applications for such trademarks, trade names, service marks and copyrights, and all patent rights in each case listed on the Company Disclosure Schedule or PubCo Disclosure Schedule, as applicable, and (iii) all trade secrets, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material, and all Third Party Intellectual Property Rights including, without limitation, issued United States and foreign patents, patent rights and patent applications (excluding packaged commercially available licensed software programs sold to the public) owned by or for which any Party has acquired the rights to use whether by license or otherwise.

"Intellectual Property Rights" shall have the meaning ascribed to such term in Section 3.11.

"Knowledge" shall mean, (a) when made with reference to the Company, the actual knowledge of the executive officers and directors of the Company without duty of inquiry or investigation, and (b) when made with reference to PubCo, the actual knowledge of the executive officers and directors of PubCo without duty of inquiry or investigation.

"Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

"Legal Requirements" shall mean any federal, state, local, municipal, foreign, international, multinational or other law, statute, constitution, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

"Liabilities" shall mean any debt, obligation, duty or liability of any nature regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

"Lien" shall mean any mortgage, pledge, security interest, encumbrance, charge, or other lien (whether arising by contract or by operation of law), other than (i) mechanic's, materialmen's, and similar liens, (ii) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation, (iii) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business of the Company and not material to the Company, and (iv) liens for current Taxes that are being contested in good faith.

"Material Adverse Effect" when used in connection with a Party means any change, event, circumstance or effect whether or not such change, event, circumstance or effect is caused by or arises in connection with a breach of a representation, warranty, covenant or agreement of such Party in this Agreement that is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), capitalization, financial condition, operations or results of operations of such Party taken as a whole with its subsidiaries, except to the extent that any such change, event, circumstance or effect results from (i) changes in general economic conditions, (ii) changes affecting the industry generally in which such Party operates, or (iii) changes in the trading prices for such Party's capital stock.

"Material Contract" shall mean a contract, series of contracts or a commitment requiring payments or other consideration by or from the Company or PubCo, as the case may be, in excess of ten thousand dollars ($10,000) during the term of the Contract.

"Merger Shares" shall mean the shares of PubCo Common Stock issuable to the shareholders of the Company in exchange for the Company Common Stock and Company Preferred Stock as a result of the Merger, pursuant to the provisions of Article II hereof.

"Merger Sub Common Stock" shall mean the common stock, par value $0.0001 per share, of Merger Sub.

"Order" shall mean any writ, decree, permanent injunction, order or similar action used in a Legal Proceeding.

"Permits" shall mean all permits, licenses, registrations, certificates, Orders or approvals received from any Governmental Body (including, without limitation, those issued or required under applicable export laws or regulations).

"Person" shall mean any individual, partnership, joint venture, corporation, limited liability company, limited liability partnership, trust or incorporated organization.

"PubCo Common Stock" shall mean the common stock, par value $0.0001 per share, of PubCo.

"PubCo Contract" shall mean any agreement, contract, obligation, arrangement or understanding, whether oral or written, including any amendment, supplement, restatement, renewal or replacement thereto: (i) to which PubCo is a party; (ii) by which PubCo or any of its assets is or may become bound or under which PubCo has, or may become subject to, any obligation; or (iii) under which PubCo has or may acquire any right or interest.

"Sarbanes–Oxley Act" shall mean the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder.

"Securities Act" shall mean the Securities Act of 1933, as amended.

"Securities Laws" shall mean the Securities Act, the Exchange Act, the Sarbanes-Oxley Act, the Investment Company Act of 1940, the Investment Advisors Act of 1940, the Trust Indenture Act of 1939, each as amended, and the rules and regulations of any Governmental Body promulgated thereunder.

"Tax" or "Taxes" shall mean all taxes, charges, fees, levies or other similar assessments or liabilities, including, without limitation, income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, payroll and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof and any amounts of Taxes of another person that the Company, PubCo, Merger Sub, or any subsidiary of any of the foregoing, as applicable, is liable to pay by law or otherwise.

"Tax Returns" shall mean all reports, returns, declarations, statements or other information supplied or required to be supplied to a taxing authority in connection with Taxes including, without limitation, any schedules, attachments or amendments thereto.

"Third Party Intellectual Property Rights" shall mean all written and oral licenses, sublicenses and other agreements as to which the Company, PubCo or Merger Sub, as applicable, is a party and pursuant to which any of them is authorized to use any third party music rights, design rights, patents, patent rights, trademarks, service marks, trade secrets or copyrights, including software which is used in such Party's business or which form a part of any existing product or service of such Party, excluding commercially available licensed software programs sold to the public.

"Transaction Documents" shall mean this Agreement, including all schedules and exhibits hereto, along with any and all other documents entered into by the Parties in connection with the transactions contemplated hereunder.

ARTICLE II

THE TRANSACTION

Section 2.1	The Merger.

Upon and subject to the terms and conditions of this Agreement, Merger Sub shall merge with and into the Company (such merger is referred to herein as the "Merger") at the Effective Time. From and after the Effective Time (as such term is defined in Section 2.2 hereafter), the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation"). Following the Effective Time, the Surviving Corporation shall be operated as a wholly-owned subsidiary of PubCo. Without limiting the generality of the foregoing, at the Effective Time, except as otherwise provided herein, all of the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

Section 2.2	Closing; Effective Time.

The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of The Sourlis Law Firm located at The Courts of Red Bank, 130 Maple Avenue, Suite 9B2, Red Bank, NJ 07701, or such other location mutually agreed upon by the Parties, not later than five Business Days following satisfaction or waiver of the conditions set forth in Article V of this Agreement, or such other date mutually agreed upon by the Parties (the "Closing Date"). Contemporaneously with the Closing, a properly executed agreement of merger conforming to the requirements of the DGCL (the "Agreement of Merger") shall be filed with the office of the Secretary of State of Delaware. The Merger shall become effective only upon the acceptance of the Agreement of Merger by the Secretary of State of Delaware (the "Effective Time"). The Merger shall have the effects specified in this Agreement and the Agreement of Merger, and the applicable provisions of the DGCL.

Section 2.3	Corporate Structure of Surviving Corporation; Appointment of New Directors and Officers of PubCo and the Surviving Corporation.

The Articles of Incorporation of Company immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation immediately following the Effective Time, and the bylaws of Company immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation upon and after the Effective Time. In addition, upon the Closing of the Merger, the officers and directors of Company shall become the officers and directors of the Surviving Corporation. At the Effective Time, the directors of PubCo and the Surviving Corporation shall be the individuals that are currently directors of Company and the individuals set forth on Exhibit A attached hereto, and the officers of PubCo and the Surviving Corporation shall be the individuals set forth on Exhibit B hereto.

Section 2.4	Consideration.

(a)           In connection with the Merger, PubCo shall:

(i)           Reserve an aggregate of 22,671,927 shares of PubCo Common Stock to be used in the transaction contemplated by this Agreement. Of the aforementioned amount, issue an aggregate of 17,237,941 shares of PubCo Common Stock to the Company Shareholders on a pro rata basis (based on the number of shares of Company Common Stock and Company Preferred Stock held by such Company Shareholders immediately prior to the Merger), whereby upon completion of the Merger, the Company Shareholders shall collectively be the majority owners of PubCo and Company shall be a wholly owned and operating subsidiary of PubCo. The remaining 5,433,986 million reserved shares shall be used to satisfy obligations under the Company’s existing warrants and options.

(ii)           In consideration for the cancellation of the warrants and options in Company issued and outstanding immediately prior to the Merger, PubCo shall issue to the current warrant and option holders of the Company on a pro rata basis, respective warrants and options in PubCo that shall entitle the holders to, upon rightful execution of their respective warrant or option agreements, receive PubCo common stock. The terms of these newly issued warrant or option agreements shall be revised accordingly to conform to the post-Merger capital structure of the Parties, however the respective interests and rights of the newly issued warrant and option agreements shall remain relative and unchanged for each warrant and option holder.

(iii)           Enter into Employment Agreements with each of the Officers set forth on Exhibit B hereto in the respective forms collectively attached hereto as Exhibit C.

(iv)           Enter into Noncompete Agreements with each of the Officers set forth on Exhibit B hereto in the respective forms attached hereto as Exhibit D.

At the Effective Time and without any further action on the part of PubCo, the Company, the Surviving Corporation or any other Person, the Company Common Stock and Company Preferred Stock outstanding immediately prior to the Effective Time (other than any Dissenting Shares) shall be converted into and become a right to receive the Merger Shares. Each holder of a certificate representing any such Company Common Stock and/or Company Preferred Stock shall, to the extent such certificate represents such Company Common Stock and/or Company Preferred Stock, cease to have any rights with respect to such Company Common Stock and/or Company Preferred Stock, except the right to receive the Merger Shares. In calculating the number of Merger Shares to issue to the Company Shareholders, general rounding principles will control the actual calculation, which shall result in no issuance of any fractional shares to the Company Shareholders.

(b)           At the Closing, the Company shall deliver to PubCo a schedule in reasonable detail calculating the allocation of the Merger Shares among the Company Shareholders.

Section 2.5	Closing of Transfer Books.

At the Effective Time, each Company Shareholder shall cease to have any rights as a shareholder of the Company and shall not have any rights as a shareholder or otherwise with respect to the Surviving Corporation (except the right to receive the Merger Shares), and the transfer books of the Company shall be closed with respect to all Company Common Stock and Company Preferred Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of the Company Common Stock and Company Preferred Stock shall be made on such transfer books after the Effective Time. If, after the Effective Time, a valid certificate or other instrument previously representing any share of Company Common Stock and/or Company Preferred Stock is presented to PubCo, such certificate or other instrument shall be canceled and exchanged as provided in this Article II.

Section 2.6	Effect on Company Common Stock and Company Preferred Stock.

(a)           At the Effective Time, the Company Common Stock and Company Preferred Stock shall, except for with respect to any Dissenting Shares, by virtue of the Merger and without any action on the part of any Party or the holder thereof, automatically be canceled and extinguished and converted into the right to receive the Merger Shares.

(b)           Notwithstanding the foregoing, no amounts shall be payable at or after the Effective Time with respect to any Dissenting Shares. In the case of Dissenting Shares, payment shall be made in accordance with the provisions of Section 2.9 hereof.

Section 2.7	Certificate Legends.

The Merger Shares to be issued pursuant to this Article II shall not have been registered under the securities laws and shall be characterized as "restricted securities" under the federal securities laws and any applicable state securities laws. As a result, the Merger Shares may be resold without registration under the Securities Act and any applicable state securities laws only in certain limited circumstances. Each certificate evidencing Merger Shares to be issued pursuant to this Article II shall bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

Section 2.8	Tax and Accounting Consequences.

For Federal income tax purposes, the Merger is intended to constitute a "reorganization" within the meaning of Section 368 of the Code, and the Parties shall report the transactions contemplated by the Transaction Documents consistent with such intent and shall take no position in any Tax filing or Legal Proceeding inconsistent therewith. The Parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. None of PubCo, Merger Sub or the Company has taken or failed to take, and after the Effective Time, PubCo and the Surviving Corporation shall not take or fail to take, any action which reasonably could be expected to cause the Merger to fail to qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

Section 2.9	Dissenters' Rights.

Dissenting Shares, if any, shall not be converted into the Merger Shares but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the DGCL. The Company shall give PubCo prompt notice of any demand received by the Company to require the Company to purchase outstanding shares of Company Common Stock and/or Company Preferred Stock, and PubCo shall have the right to direct and participate in all negotiations and proceedings with respect to such demand. The Company agrees that, except with the prior written consent of PubCo, or as required under the DGCL, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such purchase demand. Each holder of Dissenting Shares ("Dissenting Shareholder") who, pursuant to the provisions of the DGCL, becomes entitled to payment of the fair value for Dissenting Shares shall receive payment therefor from the Surviving Company (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, PubCo shall issue and deliver, upon surrender by such Dissenting Shareholder of a certificate or certificates representing shares of Company Common Stock and/or Company Preferred Stock, the Merger Shares to which such Company Shareholder would otherwise be entitled under this Section 2.9 and the Agreement of Merger.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in this Agreement, the Company Disclosure Schedule attached to this Agreement (the "Company Disclosure Schedule") and the other Transaction Documents, the Company hereby represents and warrants to PubCo as follows:

Section 3.1	Organization, Qualification and Corporate Power.

The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Company Contracts. Except as set forth on Schedule 3.1 of the Company Disclosure Schedule, the Company, together with its predecessors, has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the name "Q Therapeutics, Inc. The Company is not and has not been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than any jurisdictions set forth in Schedule 3.1 of the Company Disclosure Schedule, except where the failure to so qualify would not have a Material Adverse Effect on the Company. The Company has one subsidiary, NeuroQ Research, Inc. a Delaware corporation. With the exception of NeuroQ Research, Inc., the Company has no other subsidiaries and does not own any controlling interest in any Entity and has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity or other financial interest in, any Entity. The Company has not agreed and is not obligated to make any future investment in or capital contribution to any Entity. Neither the Company nor any of the officers or directors of the Company has ever approved, or commenced any Legal Proceeding or made any election, in either case, contemplating the dissolution or liquidation of the Company.

Section 3.2	Articles of Incorporation and Bylaws; Records.

The Company has delivered to PubCo accurate and complete (through the date hereof) copies of: (i) the Company's Articles of Incorporation including all amendments thereto (hereinafter the "Company Charter"); (ii) the Company's bylaws and all amendments thereto (the "Bylaws"); and (iii) the minutes of the proceedings (including any actions taken by written consent or otherwise without a meeting) of the Board and shareholders of the Company and any committees established by the Board of the Company (the items described in the foregoing clauses "(i)", "(ii)", and "(iii)" of this Section 3.2 being collectively referred to herein as the "Company Documents"). There have been no formal meetings held of, or material corporate actions taken by, the shareholders or the Board of Directors of the Company or any Board committee that are not fully reflected in the Company Documents. There has not been any violation of any of the Company Charter or Bylaws. The books of account, Company Common Stock records, minute books and other records of the Company are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with prudent business practices.

Section 3.3	Capitalization.

(a)           There are currently 1,593,203 shares of Company Common Stock, issued and outstanding, 250,000 shares of series A-1 preferred stock issued and outstanding, 2,022,190 shares of series A-2 preferred stock issued and outstanding, and 4,102,654 shares of Series B preferred stock issued and outstanding. Schedule 3.3(a) of the Company Disclosure Schedule sets forth a complete and accurate list of all shareholders of the Company, indicating the number of shares of Company Common Stock held by each shareholder and their respective addresses. All issued and outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. All of the outstanding shares of Company Common Stock have been duly and validly issued in compliance with the Company Documents and all applicable federal and state securities laws including, without limitation, applicable exemptions from any requirements for registration or qualification under the Securities Act.

(b)           Except as set forth on Schedule 3.3(b), there are no: (i) outstanding subscriptions, options, calls, warrants, rights or agreements (whether or not currently exercisable) to acquire any shares of Company Common Stock; (ii) outstanding notes, instruments or obligations that are or may become convertible into or exchangeable for any shares of Company Common Stock; (iii) contracts under which the Company is or may become obligated to sell, transfer, exchange or issue any shares of Company Common Stock; (iv) agreements, voting trusts, proxies or understandings with respect to the voting, or registration under the Securities Act, or any shares of Company Common Stock; or (v) to the Company's Knowledge, conditions or circumstances that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of Company Common Stock.

Section 3.4	Authorization of Transaction.

The Company has all necessary corporate power and authority to enter into and to perform its obligations under the Transaction Documents, and the execution, delivery and performance by the Company of the Transaction Documents have been duly authorized by all necessary action on the part of the Company and its Board of Directors, subject to approval by the Company Shareholders. Each of the Transaction Documents to which the Company is a party constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

Section 3.5	Noncontravention.

Neither the execution, delivery or performance of the Transaction Documents to which the Company is a party, nor the consummation of any of the transactions contemplated thereby, will directly or indirectly (with or without notice or lapse of time): (i) result in a violation of any of the provisions of the Company Documents; (ii) to the Company's Knowledge, result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by the Transaction Documents or to exercise any remedy or obtain any relief under any, Legal Requirement or any Order to which the Company, or any of the assets owned, used or controlled by the Company, is subject; or (iii) result in a violation or breach of, or result in a default under, with or without notice or lapse of time, any provision of any Material Contract of the Company, except for any violations or breaches which may be caused by the Company's failure to secure a consent to assign such Company Contract; provided, however, that any such violation or breach would not have a Material Adverse Effect on the Company or the ability of the Parties to consummate the transactions contemplated by this Agreement.

Section 3.6	Financial Statements.

The audited financial statements of the Company for the years ended December 31, 2009, and December 31, 2010, and unaudited financial statements for the quarter ended June 30, 2011 (the "Company Balance Sheet Date") are attached as Schedule 3.6 of the Company Disclosure Schedule (the "Company Financial Statements"). The Company Financial Statements fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject to normal year-end audit adjustments.

Section 3.7	Absence of Certain Changes.

Since the Company Balance Sheet Date, the Company has conducted its business as ordinarily conducted consistent with past practice and there has not occurred any change, event or condition (whether or not covered by insurance) that has resulted in, or would reasonably be expected to result in any Material Adverse Effect on the Company.

Section 3.8	Undisclosed Liabilities.

The Company has no Liabilities (whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) Liabilities accrued, reflected, or reserved against in the Company Financial Statements, (b) Liabilities which have arisen since the Company Balance Sheet Date in the ordinary course of business, (c) contractual or statutory Liabilities incurred in the ordinary course of business, none of which are material in nature or exceed $10,000, in the aggregate, (d) Liabilities incurred in connection with the preparation, negotiation, execution and delivery of the Transaction Documents and the transactions contemplated thereby, (e) Liabilities which would not have a Material Adverse Effect on the Company, and (f) liabilities set forth on Schedule 6.12 which are not reflected in (a) through (d) of this Section 3.8.

Section 3.9	Tax Matters.

All Tax Returns required to be filed by or on behalf of the Company with any Governmental Body before the Closing Date (the "Company Returns"): (i) have been or will be filed on or before the applicable due date (including any extensions of such due date); (ii) have been, or will be when filed, accurately and completely prepared in all material respects in compliance with all applicable Legal Requirements; and (iii) have been provided or made available to PubCo and Merger Sub. All Taxes owed by the Company have been paid when due, whether or not such amounts are shown on any Company Returns. The Company Financial Statements fully accrue all actual and contingent Liabilities for unpaid Taxes with respect to all periods through the date thereof and the Company has made adequate provision for unpaid Taxes after that date in its books and records. No Company Return is currently under examination or audit by any Governmental Body. No claim or Legal Proceeding is pending or, to the Company's Knowledge, has been threatened against or with respect to the Company in respect of any Tax. There are no unsatisfied Liabilities for Taxes, including Liabilities for interest, additions to tax and penalties thereon and related expenses, with respect to which any notice of deficiency or similar document has been received by the Company (other than Liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Company and with respect to which adequate reserves for payment have been established). There are no Liens for Taxes upon any of the assets of the Company except Liens for current Taxes not yet due and payable.

Section 3.10	Assets; Equipment and Real Property.

(a)           Schedule 3.10(a) of the Company Disclosure Schedule sets forth a true and complete list of all inventory, machinery, equipment, furniture, office equipment, raw materials, vehicles and other material items of tangible personal property of every kind owned by the Company and used in connection with its business included on the most recent balance sheet at a book value of more than $50,000 (the "Company Personal Property"). The Company has good and marketable title to the Company Personal Property, and the Company Personal Property is owned free and clear of all Liens of every kind and nature, except for Liens for taxes not yet due or payable. All of the Company Personal Property and other tangible assets owned by or leased to the Company are in good condition and repair, normal wear and tear excepted.

(b)           Schedule 3.10(b) of the Company Disclosure Schedule sets forth a true and complete list of all real property owned by the Company (the "Company Owned Real Property"). The Company has good and marketable title to the Company Owned Real Property and the Company Owned Real Property is owned free and clear of all Liens of every kind and nature.

(c)           Schedule 3.10(c) of the Company Disclosure Schedule sets forth a true and complete list of all real property or interests in real property leased by the Company (the "Company Leased Real Property"). The Company has delivered to PubCo and Merger Sub accurate and complete copies of all leases and agreements pertaining to the Company Leased Real Property. With respect to each lease and sublease listed in Schedule 3.10(c) of the Company Disclosure Schedule, and except as set forth on such Schedule 3.10(c):

(i)           the lease or sublease is legal, valid, binding, enforceable and in full force and effect with respect to the Company and, to the Company's Knowledge, is legal, valid, binding, enforceable and in full force and effect with respect to each other party thereto, and will continue to be so following the Closing in accordance with the terms thereof as in effect prior to the Closing (in each case except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditor's rights generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought);

(ii)          the Company is not in breach or default under any such lease or sublease and, to the Company's Knowledge, no other party to the lease or sublease is in breach or default, and, no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

(iii)         there are no oral agreements or forbearance programs in effect as to the lease or sublease;

(iv)         the Company has not received any written notice of any dispute with regards to any lease or sublease; and

(v)          the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold.

(d)           The Company is not in violation of any zoning, building, safety or environmental ordinance, regulation or requirement or other law or rule applicable to the operation of the Company Leased Real Property (the violation of which would have a Material Adverse Effect on its business), nor has the Company received any written notice of violation with which it has not complied.

Section 3.11	Intellectual Property.

Schedule 3.11 of the Company Disclosure Schedule is a true and complete list of all United States and foreign patents (both issued and applied for), trademarks, trade names, service marks, copyrights, and all applications for such trademarks, trade names, service marks and copyrights, and all patent rights currently (i) owned by the Company (the "Company Intellectual Property") or (ii) licensed from third parties (such licenses, the "Intellectual Property Rights") necessary for the conduct of the Company's business as presently conducted by the Company. There are no outstanding options, licenses or agreements of any kind relating to the Company Intellectual Property, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to any of the Company Intellectual Property or the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than (i) such licenses or agreements arising from the purchase of "off the shelf" or standard products and (ii) the Intellectual Property Rights. The Company has not received any communications alleging that the Company has violated or, by conducting its business as currently conducted by the Company, violates any Third Party Intellectual Property Rights and, to the Company's Knowledge, the business as conducted by the Company does not infringe or violate any Third Party Intellectual Property Rights. To the Company's Knowledge, the Company has good and marketable title to the Company Intellectual Property, free and clear of any Liens. To the Company's Knowledge, no officer, employee or director is obligated under any contract (including any license, covenant or commitment of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would conflict or interfere with the performance of such person's duties as an officer, employee or director of the Company, the use of such person's best efforts to promote the interests of the Company or the Company's business as conducted. To the Company's Knowledge, no prior employer of any current or former employee of the Company has any right, title or interest in the Company Intellectual Property.

Section 3.12	Contracts.

Schedule 3.12 of the Company Disclosure Schedule identifies each material Company Contract ("Company Material Contract"), including but not limited to all employment contracts and independent contractor agreements, and provides an accurate description of the terms of each Company Material Contract that is not in written form. The Company has delivered to PubCo accurate and complete copies of all written Company Material Contracts. Each Company Material Contract is valid, binding and enforceable by the Company in accordance with its terms subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. The Company has not violated or breached, or committed any default under, any Company Material Contract, and, to the Company's Knowledge, no other Person has violated or breached, or committed any default under, any Company Material Contract. Schedule 3.12 of the Company Disclosure Schedule provides an accurate and complete list of all Consents required under any Company Material Contract to consummate the transactions contemplated by the Transaction Documents.

Section 3.13	Finder's Fee.

No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated by the Transaction Documents based upon any arrangements or agreements made by or on behalf of the Company.

Section 3.14	Insurance.

(a)           Schedule 3.14(a) of the Company Disclosure Schedule lists each insurance policy (including fire, theft, casualty, general liability, director and officer, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Company is a party, a named insured, or otherwise the beneficiary of coverage at any time within the past year. Schedule 3.14(a) of the Company Disclosure Schedule lists each person or entity required to be listed as an additional insured under each such policy. Each such policy is in full force and effect and by its terms and with the payment of the requisite premiums thereon will continue to be in full force and effect following the Closing.

(b)           The Company is not in breach or default, and does not anticipate being in breach or default after Closing (including with respect to the payment of premiums or the giving of notices) under any such policy, and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination or modification under such policy; except for any breach, default, event, termination or modification that would not have a Material Adverse Effect on the Company; and the Company has not received any written notice or to the Company's Knowledge, oral notice, from the insurer disclaiming coverage or reserving rights with respect to a particular claim or such policy in general. The Company has not incurred any material loss, damage, expense or liability covered by any such insurance policy for which it has not properly asserted a claim under such policy.

Section 3.15	Litigation.

(a)           There is no pending or, to the Company's Knowledge, threatened Legal Proceeding (i) against the Company or any of the assets owned or used by the Company, or (ii) that challenges the Merger or any of the other transactions contemplated by the Transaction Documents. There is no Order to which the Company or any of the assets of the Company is subject.

(b)           The Company is not a party to any agreements or other documents or instruments settling any Legal Proceeding.

Section 3.16	Legal Compliance.

The Company is, and has at all times been, in compliance with all applicable Legal Requirements, except to the extent that failure to comply would not be likely to have a Material Adverse Effect on the Company. The Company has never received any notice or other communication from any Person regarding any actual or possible violation of, or failure to comply with, any Legal Requirement. The Company has obtained all material Permits, certificates and licenses required by any Legal Requirement for the conduct of its business and the ownership of its assets. The Company is not in violation of any such Permit, certificate or license, and no Legal Proceedings are pending or, to the Company's Knowledge, threatened to revoke or limit any such Permit, certificate or license.

Section 3.17	Employees.

(a)           To the Company's Knowledge, no employee of the Company has any present intention to terminate his or her employment with the Company within six months after the date hereof. The Company is not a party to or bound by any collective bargaining agreement, nor has it experienced any material strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. To the Company's Knowledge, no organizational effort has been made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to employees of the Company. The Company is in compliance in all material respects with all currently applicable laws and regulations respecting wages, hours, occupational safety, or health, fair employment practices, and discrimination in employment terms and conditions, and is not engaged in any unfair labor practice except, in each case, where such practice or failure to comply would not reasonably be expected to have a Material Adverse Effect. There are no pending claims against the Company under any workers' compensation plan or policy or for long term disability.

(b)           Schedule 3.17 of the Company Disclosure Schedule contains a list of employees whose employment has been terminated by the Company in the ninety day period prior to date of this Agreement; including the name, address, date and reason for such termination.

Section 3.18	Employee Benefits.

(a)           Schedule 3.18(a) of the Company Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans maintained, or contributed to, by the Company, or any ERISA Affiliate ("Company Employee Benefit Plan"). Complete and accurate copies of (i) all such Company Employee Benefit Plans which have been reduced to writing, (ii) written summaries of all such unwritten Company Employee Benefit Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions and (iv) all annual reports filed on IRS Form 5500, 5500C or 5500R for the last three plan years (or such shorter period with respect to which the Company or any ERISA Affiliate has an obligation file Form 5500) for each Company Employee Benefit Plan, have been delivered or made available to PubCo. Each Company Employee Benefit Plan has been administered in all material respects in accordance with its terms and each of the Company and the ERISA Affiliates has met its obligations in all material respects with respect to such Company Employee Benefit Plan and has made all required contributions thereto within the time frames as prescribed by ERISA and the Code. The Company and all Company Employee Benefit Plans are in material compliance with the currently applicable provisions of ERISA and the Code and the regulations thereunder.

(b)           To the Company's Knowledge, there are no investigations by any Governmental Body, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Company Employee Benefit Plans and proceedings with respect to qualified domestic relations orders), suits or proceedings against or involving any Company Employee Benefit Plan or asserting any rights or claims to benefits under any Company Employee Benefit Plan that could give rise to any material liability.

(c)           All the Company Employee Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Company Employee Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, or the remedial amendment period for requesting such determination has not yet expired, no such determination letter has been revoked and, to the Company's Knowledge, revocation has not been threatened, and no such Company Employee Benefit Plan has been amended since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification.

(d)           Neither the Company nor any ERISA Affiliate has ever maintained an Company Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

(e)           At no time has the Company or any ERISA Affiliate been obligated to contribute to any "multi-employer plan" (as defined in Section 4001(a)(3) of ERISA).

(f)           There are no unfunded obligations under any Company Employee Benefit Plan providing benefits after termination of employment to any employee of the Company (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under Section 4980B of the Code and insurance conversion privileges under federal or state law.

(g)           No act or omission has occurred and no condition exists with respect to any Company Employee Benefit Plan maintained by the Company or any ERISA Affiliate that would subject the Company or any ERISA Affiliate to any material fine, penalty, tax or liability of any kind imposed under ERISA or the Code.

(h)           No Company Employee Benefit Plan is funded by, associated with, or related to a "voluntary employee's beneficiary association" within the meaning of Section 501(c)(9) of the Code.

(i)            No Company Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company from amending or terminating any such Company Employee Benefit Plan.

(j)            Schedule 3.18(j) of the Company Disclosure Schedule discloses each: (i) agreement with any director, executive officer or other key employee of the Company (A) the benefits of which are contingent, or the terms of which are altered, upon the occurrence of a transaction involving the Company of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee, or (C) providing severance benefits or other benefits after the termination of employment of such executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from the Company that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and (iii) agreement or plan binding the Company, including, without limitation, any option plan, equity appreciation right plan, restricted equity plan, equity purchase plan, severance benefit plan, or any Company Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

Section 3.19	Permits.

Schedule 3.19 of the Company Disclosure Schedule sets forth a list of all material Permits issued to or held by the Company. Such listed Permits are the only Permits that are required for the Company to conduct its business as presently conducted, except for those the absence of which would not have a Material Adverse Effect on the Company. Each such Permit is in full force and effect and to the Company's Knowledge, no suspension or cancellation of such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration. Except as set forth on Schedule 3.19 of the Company Disclosure Schedule, each such Permit will continue in full force and effect following the Closing.

Section 3.20	Banking Relationships and Investments.

Schedule 3.20 of the Company Disclosure Schedule sets forth an accurate, correct and complete list of all banks and financial institutions in which the Company has an account, deposit, safe-deposit box or borrowing relationship, factoring arrangement or other loan facility or relationship, including the names of all persons authorized to draw on those accounts or deposits, or to borrow under loan facilities, or to obtain access to such boxes. Schedule 3.20 of the Company Disclosure Schedule sets forth an accurate, correct and complete list of all certificates of deposit, debt or equity securities and other investments owned, beneficially or of record, by the Company (the "Investments"). The Company has good and marketable title to the Investments.

Section 3.21	Environmental Matters.

(a) To the Company's Knowledge, no substances that are defined by any Governmental Body of the United States of America concerning the environment as toxic materials, hazardous wastes or hazardous substances (including without limitation any asbestos, oils, petroleum-derived compound or pesticides) (collectively, "Hazardous Materials") are or have been located in, on or about any of the Company's Leased Real Property in contravention of applicable Legal Requirements.

(b) To the Company's Knowledge: (i) the Company's Leased Real Property has not been used for the storage, manufacture or disposal of Hazardous Materials; (ii) the Company has not used, or provided permission to others to use, its Leased Real Property for the storage, manufacture or disposal of Hazardous Materials; (iii) there are and have been no storage tanks located on any of the Company's Leased Real Property; and (iv) no Hazardous Materials have been transported off site from the Company's leased real property, in contravention of applicable Legal Requirements.

Section 3.22	Related Party Transactions.

Except as disclosed on Schedule 3.22, the Company is not a party to any agreement with or any other commitment to (a) any officer or director of the Company; (b) any individual related by blood or marriage to, or sharing a personal residence with, any such officer or director; (c) any Entity in which the Company or any such officer, director or related person has an equity or participating interest; or (d) any other Affiliate of the Company.

Section 3.23	Certain Transactions.

Except as disclosed on Schedule 3.23, since its formation, the Company has not been the subject of:

(a)           a petition under the federal bankruptcy laws or any other insolvency or moratorium law or a petition seeking to appoint a receiver, fiscal agent or similar officer for the business or property of the Company, or any partnership in which the Company was a general partner at or within two years before the time of such filing;

(b)           any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining the Company from, or otherwise limiting, the following activities:

(i)           acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii)          engaging in any type of business practice; or

(iii)         engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal, state or other securities laws or commodities laws;

(c)           any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal, state or local authority barring, suspending or otherwise limiting for more than 60 days the right of the Company to engage in any activity described in the preceding Section 3.23(b), or to be associated with persons engaged in any such activity;

(d)           a finding by a court of competent jurisdiction in a civil action or by the Commission to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated; or

(e)           a finding by a court of competent jurisdiction in a civil action or by the United States Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

Section 3.24	Disclosure.

The Company has not made any representation, warranty or statement in this Agreement, or in any of the Company Disclosure Schedules, that contains any untrue statement of a material fact or, omits to state any material fact of which the Company has Knowledge that is necessary in order to make the statements made herein and therein, in the light of the circumstances under which they were made, not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PUBCO
AND MERGER SUB

Except as set forth in the PubCo Disclosure Schedule attached hereto (the "PubCo Disclosure Schedule"), PubCo and Merger Sub, jointly and severally, hereby represent and warrant to the Company as follows:

Section 4.1	Organization, Qualification and Corporate Power.

PubCo is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of PubCo and Merger Sub has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted and proposed to be conducted after the Merger, as applicable; (ii) to own and use its assets in the manner in which its assets are currently owned and used and as proposed after the Merger as applicable; and (iii) to perform its obligations under all contracts to which it is a party. PubCo, together with its predecessors, has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the name "Grace 2, Inc." Neither PubCo nor Merger Sub is or has been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than any jurisdictions identified in the Current SEC Reports (hereinafter defined). Except for Merger Sub, PubCo has no subsidiaries, does not own any controlling interest in any Entity and has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity or other financial interest in, any Entity. Neither PubCo nor Merger Sub has agreed and is not obligated to make any future investment in or capital contribution to any Entity.

Section 4.2	Articles of Incorporation and Bylaws.

PubCo has delivered to the Company accurate and complete (through the date hereof) copies of the articles of incorporation and bylaws, including all amendments thereto, of PubCo and (ii) the articles of incorporation and bylaws, including all amendments thereto, of Merger Sub, and (iii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the Board and shareholders of PubCo and any committees established by the Board of PubCo (collectively, the "PubCo Documents"). There have been no formal meetings held of, or material corporate actions taken by, the shareholders or the Board of Directors of PubCo or any Board committee that are not fully reflected in the PubCo Documents. There has not been any violation of any of the PubCo Documents, and at no time has PubCo taken any action that is inconsistent in any material respect with the PubCo Documents. The books of account, stock records, minute books and other records of PubCo and Merger Sub are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with Legal Requirements and prudent business practices.

Section 4.3	Capitalization.

(a)           As of the date hereof, the authorized capital stock of PubCo consists of: (i) 100,000,000 shares of PubCo Common Stock, of which 2,600,000 shares are issued outstanding; and (ii) 10,000,000 shares of blank check Preferred Stock, none of which are issued and outstanding; The authorized capital stock of Merger Sub consists of 100 shares of Merger Sub Common Stock, of which 100 shares are issued and outstanding, all of which are owned by PubCo. All of the outstanding shares of PubCo capital stock and Merger Sub capital stock have been duly authorized and validly issued and are fully paid and nonassessable. All of the outstanding shares of PubCo capital stock and Merger Sub capital stock have been issued in compliance with the PubCo Documents and all applicable federal and state securities laws and other applicable Legal Requirements and all requirements set forth in the applicable PubCo Documents, and are owned, beneficially and of record, by those shareholders set forth on the most recent shareholders list held by PubCo's transfer agent.

(b)           Except as set forth on Schedule 4.3 of the Pubco Disclosure Schedule, there are no (i) outstanding subscriptions, options, calls, warrants, rights or agreements (whether or not currently exercisable) to acquire any shares of capital stock or other securities of PubCo; (ii) outstanding securities, notes, instruments or obligations that are or may become convertible into or exchangeable for any shares of capital stock or other securities of PubCo; (iii) outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the capital stock of PubCo; (iv) contracts under which PubCo is or may become obligated to sell, transfer, exchange or issue any shares of capital stock or any other securities; (v) agreements, voting trusts, proxies or understandings with respect to the voting, or registration under the Securities Act, of any shares of capital stock of PubCo; or (vi) conditions or circumstances that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of PubCo.

Section 4.4	Authorization of Transaction.

Each of PubCo and Merger Sub has all necessary corporate power and authority to enter into and to perform its obligations under the Transaction Documents, and the execution, delivery and performance by PubCo and Merger Sub of the Transaction Documents have been duly authorized by all necessary action on the part of PubCo and Merger Sub and their respective board of directors and, in the case of Merger Sub, the sole shareholder, PubCo. For each of PubCo and Merger Sub, the Transaction Documents to which each is a party constitutes the legal, valid and binding obligation of it, enforceable against it in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

Section 4.5	Noncontravention.

Neither the execution, delivery or performance of the Transaction Documents, nor the consummation of any of the transactions contemplated thereby, will directly or indirectly (with or without notice or lapse of time): (i) result in a violation of any of the provisions of the PubCo Documents; (ii) to PubCo's or Merger Sub's Knowledge, result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by the Transaction Documents or to exercise any remedy or obtain any relief under any, Legal Requirement or any Order to which PubCo or Merger Sub, or any of the assets owned, used or controlled by PubCo or Merger Sub, is subject; or (iii) result in a violation or breach of, or result in a default under, with or without notice or lapse of time, any provision of any material PubCo Contract.

Section 4.6	SEC Reports; PubCo Financial Statements.

(a)           PubCo has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since inception, and such reports, including without limitation, PubCo's Form 10-K for the fiscal year ended December 31, 2010, as amended (the "Form 10-K"), which was filed with the Commission on October 5, 2011, and all reports filed by PubCo thereafter (the Form 10-K and all reports filed with the Commission are collectively referred to herein as the "Current SEC Reports") (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Legal Requirements and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such amended or subsequent filing or, in the case of registration statements, at the effective date thereof) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)           PubCo's principal executive officer and principal financial officer have made the certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act and the rules and regulations of the Exchange Act thereunder with respect to the reports filed by PubCo under the Exchange Act (the "Exchange Act Reports") to the extent such rules or regulations applied at the time of the filing. For purposes of the preceding sentence, "principal executive officer" and "principal financial officer" shall have the meanings given to such terms in the Sarbanes–Oxley Act. Such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither PubCo nor any of its officers has received notice from any Governmental Body questioning or challenging the accuracy, completeness, content, form or manner of filing or submission of such certifications.

(c)           The financial statements of PubCo included in the reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (the "PubCo Financial Statements"), comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. The PubCo Financial Statements have been prepared in accordance with GAAP, except as may be otherwise specified in the PubCo Financial Statements or the notes thereto, and fairly present in all material respects the assets, liabilities, financial position and results of operations of PubCo as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(d)           To PubCo's Knowledge, each of PubCo's independent public accountants, which have expressed their opinion with respect to the financial statements of PubCo included in PubCo's Exchange Act Reports (including the related notes), is and have been throughout the periods covered by such PubCo Financial Statements, registered public accounting firms with respect to PubCo within the meaning of the Securities Laws and is registered with the Public Company Accounting Oversight Board. With respect to PubCo, to the best of PubCo's Knowledge, PubCo's current independent public accountants are not and have not been in violation of auditor independence requirements of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith. None of the non-audit services performed by PubCo's independent public accountants for PubCo were prohibited services under the Sarbanes-Oxley Act.

(e)           PubCo maintains disclosure controls and procedures required by the Exchange Act or the rules promulgated thereunder; such controls are sufficient to ensure that all material information concerning PubCo is made known on a timely basis to the individuals responsible for the preparation of PubCo's filings with the Securities and Exchange Commission (the "SEC") and other disclosure documents. Schedule 4.6 of the PubCo Disclosure Schedules lists, and PubCo has delivered to the Company copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such disclosure controls and procedures. To PubCo's Knowledge, each director and executive officer of PubCo has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations thereunder. As used in this Section 4.6, the term "file" shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

Section 4.7	Absence of Certain Changes.

(a)           Since inception (the "PubCo Balance Sheet Date"), PubCo has conducted its business as ordinarily conducted consistent with past practice and there has not occurred any change, event or condition (whether or not covered by insurance) that has resulted in, or would reasonably be expected to result in any Material Adverse Effect on PubCo or Merger Sub.

(b)           Since the PubCo Balance Sheet Date, except as contemplated by the Merger, PubCo has not issued, transferred, sold, encumbered or pledged the PubCo Common Stock, shares of or other securities (including securities convertible into or exchangeable for, or options or rights to acquire, shares of PubCo Common Stock or other securities) of PubCo.

(c)           Since the PubCo Balance Sheet Date, except as contemplated by the Merger, PubCo has not entered into or amended any (i) employment agreements or any other type of employment arrangements, (ii) severance or change of control agreements or arrangements, or (iii) deferred compensation agreements or arrangements.

Section 4.8	Undisclosed Liabilities.

Neither PubCo nor Merger Sub has any Liabilities (whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) Liabilities accrued, reflected, reserved against in the PubCo Financial Statements, (b) Liabilities which have arisen since the PubCo Balance Sheet Date, in the ordinary course of business, (c) any Liabilities incurred in the ordinary course of business, the aggregate when combined with those shown in the Financial Statements shall not exceed $1,000, and (d) Liabilities which would not have a Material Adverse Effect on PubCo or Merger Sub.

Section 4.9	Tax Matters.

(a)           Except as disclosed on Schedule 4.9 of the PubCo Disclosure Schedule, all Tax Returns required to be filed by or on behalf of PubCo with any Governmental Body before the Closing Date (the "PubCo Returns"): (i) have been or will be filed on or before the applicable due date (including any extensions of such due date); (ii) have been, or will be when filed, accurately and completely prepared in all material respects in compliance with all applicable Legal Requirements; and (iii) have been provided or made available to the Company. All Taxes owed by PubCo have been paid when due, whether or not such amounts are shown on any PubCo Returns. The PubCo Financial Statements fully accrue all actual and contingent Liabilities for unpaid Taxes with respect to all periods through the date thereof and PubCo has made adequate provision for unpaid Taxes after that date in its books and records. No PubCo Return is currently under examination or audit by any Governmental Body. No claim or Legal Proceeding is pending or has been threatened against or with respect to PubCo in respect of any Tax. There are no unsatisfied Liabilities for Taxes, including Liabilities for interest, additions to tax and penalties thereon and related expenses, with respect to which any notice of deficiency or similar document has been received by PubCo (other than Liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by PubCo and with respect to which adequate reserves for payment have been established). There are no Liens for Taxes upon any of the assets of PubCo except Liens for current Taxes not yet due and payable.

(b)           Merger Sub is a newly-formed corporation and does not (nor has it ever had) more than nominal assets.

Section 4.10	Assets; Equipment and Real Property.

Other than what is disclosed in the Current SEC Reports, PubCo currently does not own or lease any real property or equipment or have any assets. Merger Sub is a newly-formed corporation and does not (nor has it ever had) more than nominal assets nor has it ever owned or leased any real property.

Section 4.11	Intellectual Property.

PubCo does not currently own or have rights to any Intellectual Property other than that which is disclosed in the Current SEC Reports. Merger Sub is a newly-formed corporation and does not currently have, nor has it ever had, any rights to any Intellectual Property.

Section 4.12	Contracts.

Schedule 4.12 of the PubCo Disclosure Schedule identifies each material PubCo Contract and Merger Sub ("PubCo Material Contract"), including but not limited to all employment contracts and independent contractor agreements, and provides an accurate description of the terms of each PubCo Material Contract that is not in written form. PubCo has delivered to the Company accurate and complete copies of all written PubCo Material Contracts. Each PubCo Material Contract is valid, binding and enforceable by PubCo or Merger Sub, as the case may be, in accordance with its terms subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. Neither PubCo nor Merger Sub has violated or breached, or committed any default under, any PubCo Material Contract, and, to PubCo's Knowledge, no other Person has violated or breached, or committed any default under, any PubCo Material Contract. Schedule 4.12 of the PubCo Disclosure Schedule provides an accurate and complete list of all Consents required under any PubCo Material Contract to consummate the transactions contemplated by the Transaction Documents.

Section 4.13	Finder's Fees.

No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated by the Transaction Documents based upon any arrangements or agreements made by or on behalf of PubCo or Merger Sub.

Section 4.14	Litigation.

(a)           Other than as disclosed on Schedule 4.14 of the PubCo Disclosure Schedule, there is no pending Legal Proceeding, and to PubCo's Knowledge, no Person has threatened to commence any Legal Proceeding, that (i) involves or affects PubCo or Merger Sub or any of the assets owned or used by either of them, or (ii) that challenges the Merger or any of the other transactions contemplated by the Transaction Documents. No Legal Proceeding has ever been commenced that involves or affects PubCo or Merger Sub or the assets owned by either of them. There is no Order in which PubCo or Merger Sub is named or to which any of their assets is subject.

(b)           Other than as disclosed on Schedule 4.14 of the PubCo Disclosure Schedule, neither PubCo nor Merger Sub is party to any agreement or other document or instrument settling any Legal Proceeding.

Section 4.15	Legal Compliance.

Each of PubCo and Merger Sub is, and has at all times been, in compliance with all applicable Legal Requirements, except to the extent that failure to comply would not be likely to have a Material Adverse Effect on PubCo or Merger Sub. Neither PubCo nor Merger Sub has ever received any notice or other communication from any Person regarding any actual or possible violation of, or failure to comply with, any Legal Requirement. PubCo and Merger Sub have obtained all material Permits, certificates and licenses required by any Legal Requirement for the conduct of their respective businesses and the ownership of their respective assets. To PubCo’s Knowledge, neither PubCo nor Merger Sub is in violation of any such Permit, certificate or license, and no Legal Proceedings are pending or threatened to revoke or limit any such Permit, certificate or license.

Section 4.16	Merger Shares.

The Merger Shares have been duly authorized and, when issued in connection with the Merger pursuant to the terms hereof, will be validly issued, fully paid and non-assessable, and not subject to any Liens, restrictions of any kind, preemptive rights or any other rights or interests of third parties or any other encumbrances, except for applicable securities law restrictions on transfer, including those imposed by Regulation D under the Securities Act ("Regulation D") or Section 4(2) of the Securities Act and Rule 144 promulgated under the Securities Act and under applicable "blue sky" state securities laws. Assuming that (i) each Company Shareholder (each, a “Share Recipient”) is an "accredited investor," as such term is defined in Regulation D, or (ii) by reason of such Share Recipient’s business or financial experience, is capable of evaluating the merits and risks of an investment in the Merger Shares, and subject to the completion of applicable state notice filings and the filing of a Form D with the Commission following the Effective Time, the offer and sale of the Merger Shares and under this Agreement will be exempt from the registration requirements of the Securities Act and in compliance with all federal and state securities laws.

Section 4.17	Business of Merger Sub.

Since its formation, other than this Agreement, Merger Sub is not a party to any material agreements and has not conducted any activities other than in connection with the organization of Merger Sub, the issuance of Merger Sub Common Stock, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. Merger Sub has not incurred or assumed any expenses or liabilities prior to the Closing.

Section 4.18	Employees.

(a)           To PubCo's Knowledge, no employee of PubCo has any present intention to terminate his or her employment with PubCo within six months after the date hereof. PubCo is not a party to or bound by any collective bargaining agreement, nor has it experienced any material strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. To PubCo's Knowledge, no organizational effort has been made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to employees of PubCo. PubCo is in compliance in all material respects with all currently applicable laws and regulations respecting wages, hours, occupational safety, or health, fair employment practices, and discrimination in employment terms and conditions, and is not engaged in any unfair labor practice except, in each case, where such practice or failure to comply would not reasonably be expected to have a Material Adverse Effect. There are no pending claims against PubCo under any workers' compensation plan or policy or for long term disability.

(b)           Schedule 4.18 of the PubCo Disclosure Schedule contains a list of employees whose employment has been terminated by PubCo in the ninety day period prior to date of this Agreement; including the name, address, date and reason for such termination.

Section 4.19	Employee Benefits.

(a)           Schedule 4.19(a) of the PubCo Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans maintained, or contributed to, by PubCo, or any ERISA Affiliate ("PubCo Employee Benefit Plans"). Complete and accurate copies of (i) all such Pubco Employee Benefit Plans which have been reduced to writing, (ii) written summaries of all such unwritten Pubco Employee Benefit Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions and (iv) all annual reports filed on IRS Form 5500, 5500C or 5500R for the last three plan years (or such shorter period with respect to which PubCo or any ERISA Affiliate has an obligation file Form 5500) for each Pubco Employee Benefit Plan, have been delivered or made available to the Company. Each Pubco Employee Benefit Plan has been administered in all material respects in accordance with its terms and each of PubCo and the ERISA Affiliates has met its obligations in all material respects with respect to such Pubco Employee Benefit Plan and has made all required contributions thereto within the time frames as prescribed by ERISA and the Code. PubCo and all Pubco Employee Benefit Plans are in material compliance with the currently applicable provisions of ERISA and the Code and the regulations thereunder.

(b)           To PubCo's Knowledge, there are no investigations by any Governmental Body, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Pubco Employee Benefit Plans and proceedings with respect to qualified domestic relations orders), suits or proceedings against or involving any Pubco Employee Benefit Plan or asserting any rights or claims to benefits under any Pubco Employee Benefit Plan that could give rise to any material liability.

(c)           All the Pubco Employee Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Pubco Employee Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, or the remedial amendment period for requesting such determination has not yet expired, no such determination letter has been revoked and, to PubCo's Knowledge, revocation has not been threatened, and no such Pubco Employee Benefit Plan has been amended since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification.

(d)           Neither PubCo nor any ERISA Affiliate has ever maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

(e)           At no time has PubCo or any ERISA Affiliate been obligated to contribute to any "multi-employer plan" (as defined in Section 4001(a)(3) of ERISA).

(f)           There are no unfunded obligations under any Pubco Employee Benefit Plan providing benefits after termination of employment to any employee of PubCo (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under Section 4980B of the Code and insurance conversion privileges under federal or state law.

(g)           No act or omission has occurred and no condition exists with respect to any Pubco Employee Benefit Plan maintained by PubCo or any ERISA Affiliate that would subject the Pubco or any ERISA Affiliate to any material fine, penalty, tax or liability of any kind imposed under ERISA or the Code.

(h)           No Pubco Employee Benefit Plan is funded by, associated with, or related to a "voluntary employee's beneficiary association" within the meaning of Section 501(c)(9) of the Code.

(i)            No Pubco Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company from amending or terminating any such Pubco Employee Benefit Plan.

(j)           Schedule 4.19(j) of the PubCo Disclosure Schedule discloses each: (i) agreement with any director, executive officer or other key employee of Pubco (A) the benefits of which are contingent, or the terms of which are altered, upon the occurrence of a transaction involving Pubco of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee, or (C) providing severance benefits or other benefits after the termination of employment of such executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from Pubco that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and (iii) agreement or plan binding Pubco, including, without limitation, any option plan, equity appreciation right plan, restricted equity plan, equity purchase plan, severance benefit plan, or any Pubco Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

Section 4.20	Loans to Executive Officers and Directors.

PubCo has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to any director or executive officer of PubCo in violation of Section 402 of the Sarbanes-Oxley Act.

Section 4.21	Permits.

Schedule 4.21 of the PubCo Disclosure Schedule sets forth a list of all material Permits issued to or held by PubCo. Such listed Permits are the only Permits that are required for Pubco to conduct its business as presently conducted, except for those the absence of which would not have a Material Adverse Effect on PubCo. Each such Permit is in full force and effect and to PubCo's Knowledge, no suspension or cancellation of such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration. Except as set forth on Schedule 4.21 of the PubCo Disclosure Schedule, each such Permit will continue in full force and effect following the Closing.

Section 4.22	Books and Records.

The minute books and other similar records of PubCo and Merger Sub contain true and complete records of all material actions taken at any meetings of the Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meetings.

Section 4.23	Insurance.

(a)          Schedule 4.23(a) of the PubCo Disclosure Schedule lists each insurance policy (including fire, theft, casualty, general liability, director and officer, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which PubCo is a party, a named insured, or otherwise the beneficiary of coverage at any time within the past year. Schedule 4.23(a) of the Pubco Disclosure Schedule lists each person or entity required to be listed as an additional insured under each such policy. To PubCo’s Knowledge, each such policy is in full force and effect and by its terms and with the payment of the requisite premiums thereon will continue to be in full force and effect following the Closing.

(b)          PubCo is not in breach or default, and does not anticipate being in breach or default after Closing (including with respect to the payment of premiums or the giving of notices) under any such policy, and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination or modification under such policy; except for any breach, default, event, termination or modification that would not have a Material Adverse Effect on PubCo; and PubCo has not received any written notice or to PubCo's Knowledge, oral notice, from the insurer disclaiming coverage or reserving rights with respect to a particular claim or such policy in general. PubCo has not incurred any material loss, damage, expense or liability covered by any such insurance policy for which it has not properly asserted a claim under such policy.

Section 4.24	Environmental Matters.

(a)           To PubCo's Knowledge, no Hazardous Materials are or have been located in, on or about any property owned or leased by PubCo at any time ("PubCo Real Property") in contravention of applicable Legal Requirements.

(b)           To PubCo's Knowledge: (i) the PubCo Real Property has not been used for the storage, manufacture or disposal of Hazardous Materials; (ii) PubCo has not used, or provided permission to others to use, PubCo Real Property for the storage, manufacture or disposal of Hazardous Materials; (iii) there are and have been no storage tanks located on any of the PubCo Real Property; and (iv) no Hazardous Materials have been transported off site from the PubCo Real Property , in contravention of applicable Legal Requirements.

Section 4.25	Related Party Transactions.

Except as set forth on Schedule 4.25 of the PubCo Disclosure Schedule, neither PubCo nor Merger Sub is a party to any agreement with or has any other commitment to (a) any officer or director of PubCo or Merger Sub; (b) any individual related by blood or marriage to any such officer or director; (c) any Entity in which PubCo or Merger Sub or any such officer, director or related person has an equity or participating interest; or (d) any other Affiliate of PubCo.

Section 4.26	Certain Transactions.

During the past five years PubCo has not been the subject of:

(a)           a petition under the federal bankruptcy laws or any other insolvency or moratorium law or a petition seeking to appoint a receiver, fiscal agent or similar officer for the business or property of PubCo, or any partnership in which PubCo was a general partner at or within two years before the time of such filing;

(b)          any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining PubCo from, or otherwise limiting, the following activities:

(i)           acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii)          engaging in any type of business practice; or

(iii)         engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal, state or other securities laws or commodities laws;

(c)           any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal, state or local authority barring, suspending or otherwise limiting for more than 60 days the right of PubCo to engage in any activity described in the preceding Section 4.26(b), or to be associated with persons engaged in any such activity;

(d)           a finding by a court of competent jurisdiction in a civil action or by the Commission to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated; or

(e)           a finding by a court of competent jurisdiction in a civil action or by the United States Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

Section 4.27	Disclosure.

PubCo has not made any representation, warranty or statement in this Agreement, or in any of the PubCo Disclosure Schedules, that contains any untrue statement of a material fact or, omits to state any material fact of which PubCo has Knowledge that is necessary in order to make the statements made herein and therein, in the light of the circumstances under which they were made, not misleading.

ARTICLE V

CONDITIONS TO CONSUMMATION OF MERGER

Section 5.1	Conditions to Each Party's Obligations.

The respective obligations of each Party to consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions unless any such condition is waived, in writing, by the other Party:

(a)           PubCo, Merger Sub and the Company shall be satisfied that the issuances of the Merger Shares in the transaction shall be exempt from registration with the Commission under Regulation D of the Securities Act and Section 4(2) of the Securities Act;

(b)           no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall have been issued, nor shall any proceeding brought by any Governmental Body, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or Order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal; and

(c)           immediately prior to the Effective Time there shall be no shares of Company Common Stock eligible as Dissenting Shares.

Section 5.2	Conditions to Obligations of PubCo and Merger Sub.

The obligation of each of PubCo and Merger Sub to consummate the Merger is subject to the satisfaction of the following additional conditions, unless any such condition is waived, in writing, by PubCo:

(a)           this Agreement and the Merger shall have been approved and adopted by (i) the Board of Directors of the Company and (ii) the Company shareholders in accordance with the Company's Charter Documents and the DGCL;

(b)           the Company shall have obtained all of the waivers, Permits, Consents, assignments, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in the Company Disclosure Schedule, except for any which if not obtained or effected would not have a Material Adverse Effect on the Company or on the ability of the Parties to consummate the transactions contemplated by this Agreement;

(c)           the representations and warranties of the Company set forth in Article III qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date hereof and as of the Closing Date, except for representations and warranties made as of a specified date, which shall be true and correct as of such date;

(d)           the Company shall have performed or complied with, in all material respects, its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

(e)           PubCo and Merger Sub shall have received a recent Certificate of Good Standing from the Secretary of State of Delaware regarding the Company;

(f)           Each Officer shall have entered into a Noncompete Agreement with PubCo in the form attached hereto as Exhibit D;

(g)           PubCo and Merger Sub shall have received from the Secretary of the Company a certificate (i) certifying the Company's articles of incorporation, as amended, (ii) certifying the bylaws of the Company, (iii) certifying the resolutions of the Board of Directors of the Company approving this Agreement and the Merger, (vi) certifying the resolutions of the shareholders of the Company approving this Agreement and the Merger, and (v) attesting to the incumbency of the officers of the Company;

(h)           PubCo and Merger Sub shall have received from the President of the Company a certificate certifying (i) the Company has satisfied and complied with all of its obligations under this Agreement which are required to consummate the Merger; and (ii) all of the Company's representations and warranties set forth in this Agreement are true and accurate as of the Closing Date;

(i)           no proceeding in which the Company shall be a debtor, defendant or party seeking an Order for its own relief or reorganization shall have been brought or be pending by or against the Company under any United States or state bankruptcy or insolvency law;

(j)           since the date of this Agreement there shall not have been any event, change, effect or development that, individually or in the aggregate, has had or could reasonably be expected to have a Material Averse Effect on the Company; and

(k)           all actions to be taken by the Company in connection with the consummation of the transactions contemplated hereby, and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to PubCo and Merger Sub and their legal counsel.

Section 5.3	Conditions to Obligations of the Company.

The obligation of the Company to consummate the Merger is subject to the satisfaction of the following additional conditions, unless any such condition is waived, in writing, by the Company:

(a)           this Agreement and the Merger shall have been approved and adopted by (i) the respective boards of directors of PubCo and Merger Sub and (ii) PubCo, the sole shareholder of Merger Sub, in accordance with the DGCL;

(b)           The Officers of the PubCo shall have entered into the respective Employment Agreements in the forms collectively attached hereto as Exhibit C,;

(c)           PubCo and Merger Sub shall have obtained all of the waivers, Permits, Consents, approvals or other authorizations, and effected all of the registrations, filings and notices (including, but not limited to any filings that are required pursuant to applicable federal and state securities laws), except for any which if not obtained or effected would not have a Material Adverse Effect on PubCo or Merger Sub or on the ability of the Parties to consummate the transactions contemplated by this Agreement;

(d)           each of PubCo and Merger Sub shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

(e)           the representations and warranties of PubCo and Merger Sub set forth in Article IV qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date hereof and as of the Closing Date, except for representations and warranties made as of a specified date, which shall be true and correct as of such date;

(f)           the Company shall have received a recent Certificate of Good Standing from the Secretary of State of the State of Delaware regarding PubCo and a recent Certificate of Good Standing from the Secretary of State of Delaware regarding Merger Sub;

(g)           the Company shall have received from the Secretary of Merger Sub a certificate (i) certifying the articles of incorporation of Merger Sub, (ii) certifying the bylaws of Merger Sub, (iii) certifying the resolutions of the Board of Directors and the sole shareholder of Merger Sub approving this Agreement and the Merger, and (iv) attesting to the incumbency of the officers of Merger Sub;

(h)           the Company shall have received from the Secretary of PubCo a certificate (i) certifying the Articles of Incorporation of PubCo, (ii) certifying the bylaws of PubCo, (iii) certifying the resolutions of the Board of Directors of PubCo approving this Agreement and the Merger, and (iv) attesting to the incumbency of the officers of PubCo;

(i)            the Company shall have received from the President of PubCo a certificate certifying (i) PubCo has satisfied and complied with all of its obligations under this Agreement which are required to consummate the Merger; and (ii) all of PubCo's representations and warranties set forth in this Agreement are true and accurate as of the Closing Date;

(j)            the Company shall have received from the President of Merger Sub a certificate certifying (i) Merger Sub has satisfied and complied with all of its obligations under this Agreement which are required to consummate the Merger; and (ii) all of Merger Sub's representations and warranties set forth in this Agreement are true and accurate as of the Closing Date;

(k)           the Company shall have received an opinion from counsel for PubCo and Merger Sub, reasonably acceptable to the Company;

(l)            PubCo shall have executed and delivered to the Company a tax certificate in substantially the form attached hereto as Exhibit E (the "PubCo and Merger Sub Tax Certificate");

(m)           the Merger shall qualify as a "plan of reorganization" within the meaning of Section 368 of the Code;

(n)           PubCo and Merger Sub shall have taken all necessary action so that, effective as of the Effective Time without any further action by PubCo, Merger Sub or any other party, the directors of PubCo and the Surviving Corporation shall be the individuals that are currently directors of PubCo and the individuals set forth on Exhibit A attached hereto, and the officers of PubCo and the Surviving Corporation shall include the individuals set forth on Exhibit B hereto for such offices set forth in Exhibit B, and, if different, the individuals formerly holding such offices shall have resigned;

(o)           no proceeding in which PubCo or Merger Sub shall be a debtor, defendant or party seeking an Order for its own relief or reorganization shall have been brought or be pending by or against PubCo or Merger Sub under any United States or state bankruptcy or insolvency law;

(p)           since the date of this Agreement there shall not have been any event, change, effect or development that, individually or in the aggregate, has had or could reasonably be expected to have a Material Averse Effect on PubCo or Merger Sub; and

(q)           all actions to be taken by PubCo and Merger Sub in connection with the consummation of the transactions contemplated hereby, and all certificates, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Company.

ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.1	Preparation of Disclosure Statement.

(a)           As soon as practicable after the execution of this Agreement, the Company and PubCo shall prepare a confidential consent solicitation and disclosure statement (the "Disclosure Statement") for the purpose of (i) solicitation of approval of the Company Shareholders, describing this Agreement, the Merger and the transactions contemplated hereby and thereby, and (ii) satisfying the information requirements of Rule 502(c) of Regulation D with respect to the offer and sale of the Merger Shares by PubCo in the Merger. The information supplied by the Company and PubCo for inclusion in the Disclosure Statement shall not, on the date the Disclosure Statement is first mailed to the Company Shareholders or at the Effective Time, contain any statement that, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication that has become false or misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by PubCo or Merger Sub that is contained in the Disclosure Statement. The information supplied by PubCo or Merger Sub for inclusion in the Disclosure Statement shall not, on the date the Disclosure Statement is first mailed to the Company Shareholders or at the Effective Time, contain any statement that, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication that has become false or misleading. Notwithstanding the foregoing, PubCo and Merger Sub make no representation, warranty or covenant with respect to any information supplied by the Company that is contained in the Disclosure Statement.

(b)           PubCo and the Company shall each use reasonable commercial efforts to cause the Disclosure Statement to comply with applicable federal and state securities laws requirements. Each of PubCo and the Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Disclosure Statement or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Disclosure Statement. The Company will promptly advise PubCo, and PubCo will promptly advise the Company, in writing if at any time prior to the Effective Time either the Company or PubCo shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Disclosure Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law.

Section 6.2	Approval of Shareholders.

The Company shall promptly after the date hereof take all reasonable action necessary in accordance with the DGCL and its Articles of Incorporation and bylaws to obtain the written consent of the Company Shareholders approving the Merger and the Merger Agreements.

Section 6.3	Blue Sky Laws.

PubCo shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions applicable to the issuance of the PubCo Common Stock in connection with the Merger.

Section 6.4	Tax Certificate.

At Closing, PubCo shall execute and deliver to the Company the PubCo and Merger Sub Tax Certificate.

Section 6.5	Insurance Coverage.

At or prior to Closing, PubCo shall have delivered to the Company evidence reasonably satisfactory to the Company of PubCo's directors' and officers' insurance coverage. PubCo shall maintain such directors' and officers' insurance coverage for at least three years following the Closing of the Merger.

Section 6.6	Sale of Shares Pursuant to Regulation D.

The Parties hereto acknowledge and agree that the Merger Shares shall constitute "restricted securities" within the Securities Act. The certificates of PubCo Common Stock shall bear the legends set forth in Section 2.8.

Section 6.7	Financing.

Pubco shall raise between three million dollars ($3,000,000) and six million dollars ($6,000,000) in an equity financing transaction pursuant to the PPM dated March 17, 2011 (the “Financing”), which Financing shall be consummated simultaneously with the Closing.

Section 6.8	Best Efforts and Further Assurances.

Each of the Parties shall use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement. Each Party hereto, at the reasonable request of another Party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

Section 6.9	Conduct of Business.

From the date of this Agreement to the Closing, each PubCo, Merger Sub and the Company (i) shall conduct its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, and (ii) shall not, without the prior written consent of , in the case of the Company, PubCo and Merger Sub, and in the case of PubCo or Merger Sub, the Company, take any material action, including without limitation the entry into or termination of any material contract, or enter into any agreement with any Affiliate except as expressly contemplated herein, or commit to do any of the foregoing.

ARTICLE VII

POST-CLOSING COVENANTS

Section 7.1	Registration Statement on Form S-1.

As soon as practicable after the Effective Date, PubCo shall prepare and file a registration statement on Form S-1 with the Commission therein registering the of the Merger Shares issued pursuant to Section 2.4(a).

Section 7.2	Stock Incentive Plan

Immediately following the Closing, PubCo will establish an equity incentive plan (the "Plan") authorizing the issuance of One Million Five Hundred Thousand (1,500,000) Shares of PubCo Common Stock for the purpose of rewards to employees and consultants of PubCo pursuant to the Plan.

Section 7.3	Appointment of New Officers and Directors of PubCo and the Surviving Corporation.

Concurrent with the Closing of the Merger, the size of the Board of Directors of PubCo shall be established as seven members, and the size of the Board of Directors of the Surviving Corporation shall be seven members, and the aforementioned members of the Board of Directors of PubCo shall also become the members of the Surviving Corporation with 2 seats remaining unfilled until the next annual meeting of the Surviving Corporation.

Section 7.4	Indemnification of Officers and Directors.

All rights to indemnification and advancement of expenses existing in favor of those Persons who are or were directors, officers, agents or employees of the Company for acts and omissions occurring prior to the Closing Date, as provided in the Company Charter and the Bylaws (in each case as in effect as of the date of this Agreement), shall survive the Merger, be assumed by the Surviving Corporation, and shall be fully complied with by PubCo and the Surviving Corporation, to the fullest extent permitted by the laws of their respective states of incorporation, as applicable.

Section 7.5	Securities Laws Disclosure.

PubCo shall, within four Business Days after the Closing Date, file a Current Report on Form 8-K (the "Form 8-K") with the Commission which shall summarize the transactions consummated pursuant to the Transaction Documents. Additionally, as soon as possible, but in any event not more than seventy-five days after the Closing Date, PubCo shall file an amendment to the Form 8-K (the "Form 8-K Amendment") for the purpose of filing with the Commission the Company Financial Statements, along with any applicable pro forma financial information. In addition, PubCo shall use its best efforts to include in the Form 8-K (i) any material information about the Company and its business that has been provided to management and/or shareholders of PubCo prior to the Merger, or to investors, in connection with the Private Placement and (ii) any other material non-public information provided to such Persons; provided, however, that if PubCo is unable to include all of such information in the Form 8-K, for any reason, it shall publicly file such information no later than its filing of the Form 8-K Amendment.

Section 7.6	Name of Surviving Corporation.

The name of the Surviving Corporation shall be “Q Therapeutics, Inc.”

Section 7.7	Securing of Consents for Assignment of Material Contracts.

Promptly after the Closing, and to the extent that such has not been secured on or prior to the Closing Date, PubCo and/or its applicable subsidiary of the Company shall use its best efforts to secure the consents of the applicable parties to all Material Contracts, as required, in order to comply with the assignment provisions of such Material Contracts.

ARTICLE VIII

INDEMNIFICATION

Section 8.1	Survival of Representations, Warranties and Covenants.

(a)           All representations and warranties of the Parties contained in this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of the other Parties to this Agreement, until two years after the Closing Date (the "Survival Period"), whereupon such representations, warranties and covenants will expire (except for covenants that by their terms survive for a longer period).

(b)           All covenants of the Parties contained in this Agreement shall remain operative for such periods of time as necessary for the applicable Party to fulfill such covenant, unless otherwise agreed in writing by the other Parties.

Section 8.2	Indemnification of PubCo.

Subject to any limitations set forth in this Article IX, from and after the Closing Date until the expiration of the Survival Period, the Company shall indemnify and hold harmless PubCo and the following persons existing immediately prior to the Effective Time: (a) PubCo's officers, directors, shareholders, agents and employees and (b) each person, if any, who controlled PubCo within the meaning of the Securities Act (each such Person and its heirs, executors, administrators, agents, successors and assigns is referred to herein as a "PubCo Indemnified Party") from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, reasonable attorneys' fees (collectively, "Damages") arising out of (i) any breach of representation or warranty made by the Company in this Agreement, and in any certificate delivered by the Company pursuant to this Agreement, and (ii) any breach by the Company of any covenant, obligation or other agreement made the Company in this Agreement. The foregoing are collectively referred to as the "PubCo Indemnity Claims."

Section 8.3	Indemnification of the Company.

Subject to any limitations set forth in this Article IX, from and after the Closing Date until the expiration of the Survival Period, PubCo shall indemnify and hold harmless the Company and, through the Shareholders’ Agent, the Shareholders, and the following persons existing prior to the Effective Time: (a) the Company's officers, directors, agents and employees and (b) each person, if any, who controlled the Company within the meaning of the Securities Act (each such Person and its heirs, executors, administrators, agents, successors and assigns is referred to herein as a "Company Indemnified Party") from and against any and all Damages arising out of (i) any breach of representation or warranty made by PubCo or Merger Sub in this Agreement, and in any certificate delivered by PubCo or Merger Sub pursuant to this Agreement, or (ii) any breach by PubCo or Merger Sub of any covenant, obligation or other agreement made by either of them in this Agreement, and (iii) a third-party claim based on any acts or omissions by PubCo or Merger Sub. The foregoing are collectively referred to as the "Company Indemnity Claims. The Company Indemnity Claims together with the PubCo Indemnity Claims are collectively referred to as the "Indemnity Claims."

Section 8.4	General Notice and Procedural Requirements for Indemnity Claims.

Notwithstanding the foregoing, the party or person having the indemnity obligation under this Article IX (the "Indemnifying Party"), shall be obligated to indemnify and hold harmless the party or person entitled to indemnity under this Article IX (the "Indemnified Party"), only with respect to any Indemnity Claims of which the Indemnified Party notifies with specificity the Indemnifying Party in accordance with Section 10.9 of this Agreement and, if applicable, within the following time period: (i) with regard to any representation or warranty under this Agreement, prior to the end of the Survival Period of such representation or warranty (unless such Indemnity Claim relates to a claim arising prior to the termination of the Survival Period, in which case the time period shall be extended to thirty days after such Indemnity Claim is first received by an Indemnified Party); or (ii) with regard to any covenant under this Agreement which by its terms expires, prior to the end of the survival period relating to such covenant (unless such Indemnity Claim relates to a claim arising prior to the termination of the applicable survival period, in which case the time period shall be extended to thirty days after such Indemnity Claim is first received by an Indemnified Party).

Section 8.5	Notice and Procedural Requirements for Third Party Claims.

If a complaint, claim or legal action is brought by a third party (a "Third Party Claim") as to which an Indemnified Party is entitled to indemnification, the Indemnified Party shall give written notice of such Third Party Claim to the Indemnifying Party in accordance with Section 10.9 of this Agreement promptly after the Indemnified Party receives notice thereof, which notice shall include a copy of any letter, complaint or similar writing received by the Indemnified Party; provided however, that any failure to provide or delay in providing such information shall not constitute a bar or defense to indemnification except to the extent the Indemnifying Party has been prejudiced thereby.

The Indemnifying Party shall have the right to assume the defense of such Third Party Claim with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of the Indemnifying Party's election so to assume the defense of such Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense of such Third Party Claim except as hereinafter provided. If the Indemnifying Party elects to assume such defense and select counsel, the Indemnified Party may participate in such defense through its own separate counsel, but the fees and expenses of such counsel shall be borne by the Indemnified Party unless: (i) otherwise specifically agreed by the Indemnifying Party; or (ii) counsel selected by the Indemnifying Party determines that because of a conflict of interest between the Indemnifying Party and the Indemnified Party such counsel for the Indemnifying Party cannot adequately represent both Parties in conducting the defense of such action. In the event the Indemnified Party maintains separate counsel because counsel selected by the Indemnifying Party has determined that such counsel cannot adequately represent both Parties because of a conflict of interest between the Indemnifying Party and the Indemnified Party, then the Indemnifying Party shall not have the right to direct the defense of such Third Party Claim on behalf of the Indemnified Party.

The failure of the Indemnifying Party to notify an Indemnified Party of its election to defend such Third Party Claim within thirty days after notice thereof was given to the Indemnifying Party shall be deemed a waiver by the Indemnifying Party of its rights to defend such Third Party Claim.

If the Indemnifying Party assumes the defense of a Third Party Claim, the obligations of the Indemnifying Party shall include taking all steps necessary in the defense of such Third Party Claim and holding the Indemnified Party harmless from and against any and all Damages caused or arising out of any settlement approved by the Indemnified Party or any judgment in connection with the claim or litigation.

If the Indemnifying Party does not assume the defense of such Third Party Claim in accordance with this Section 9.5, the Indemnified Party may defend against such claim or litigation in such manner as it deems appropriate; provided, however, that the Indemnified Party may not settle such Third Party Claim without the prior written consent of the Indemnifying Party; provided that the Indemnifying Party may not withhold such consent unless it has provided security of a type and in an amount reasonably acceptable to the Indemnified Party for the payment of its indemnification obligations with respect to such Third Party Claim. The Indemnifying Party shall promptly reimburse the Indemnified Party for the amount of Damages caused or arising out of any judgment rendered with respect to such Third Party Claim, and for all costs and expenses incurred by the Indemnified Party in the defense of such claim.

The Indemnifying Party may settle any Third Party Claim in its sole discretion without the prior written consent of the Indemnified Party, provided that such settlement involves only the payment of cash by the Indemnifying Party to the claimant and does not impose any other obligation on the Indemnifying Party or any liability or obligation on the Indemnified Party.

Section 8.6	Notice and Procedural Requirements for Direct Claims.

Any claim for indemnification by an Indemnified Party on account of Damages which do not result from a Third Party Claim (a "Direct Claim") shall be asserted by giving the Indemnifying Party reasonably prompt notice thereof in accordance with Section 10.9 of this Agreement; provided, however, that any failure to provide, or delay in providing, such notification shall not constitute a bar or defense to indemnification except to the extent the Indemnifying Party has been prejudiced thereby. After receiving notice of a Direct Claim, the Indemnifying Party will have a period of thirty days within which to respond in writing to such Direct Claim. If the Indemnifying Party rejects such claim or does not respond within such thirty-day period (in which case the Indemnifying Party will be deemed to have rejected such claim), the Indemnified Party will be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Article IX.

Section 8.7	Limitations

(a)           Timely Notice. No Party shall be liable for any Damages pursuant to this Article IX with respect to a claim based on a breach by such Party for any representation and warranty given by such Party in this Agreement unless a claim for indemnification of such Damages is given by the Indemnified Party to the Indemnifying Party prior to the expiration of the survival period set forth in Section 9.1 for the representation and warranty underlying such claim.

(b)           Threshold. No Party shall be obligated to indemnify any Indemnified Party pursuant to this Article IX until the aggregate Damages incurred by such Indemnified Party exceed $125,000, in which event the entire aggregate amount of such Damages shall be indemnifiable, subject to the limitations set forth in this Section 9.7.

(c)           Limitation of Damages. The Company shall not be obligated to indemnify PubCo pursuant to Section 9.2 for Damages in excess of the value of the Merger Shares received by the Company and Company Shareholders in connection with the Merger pursuant to Section 2.4. PubCo shall not be obligated to indemnify the Company pursuant to Section 9.3 for Damages in excess of the value of the Merger Shares received by the Company and Company Shareholders in connection with the Merger pursuant to Section 2.4. IN NO EVENT SHALL THE COMPANY OR ANY COMPANY SHAREHOLDER HAVE ANY LIABILITY UNDER THIS AGREEMENT OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY FOR SPECIAL, SPECULATIVE, INCIDENTAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES OR FOR LOST PROFITS.

(d)           Exclusive Remedy. The Parties hereby acknowledge and agree that the indemnification provisions of this Article IX shall be the sole and exclusive remedy available to each Indemnified Party in connection with this Agreement and the transactions contemplated hereby.

ARTICLE IX

MISCELLANEOUS

Section 9.1	No Third Party Beneficiaries.

Except as may otherwise be specifically provided in this Agreement, this Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

Section 9.2	Entire Agreement.

This Agreement, the Company Disclosure Schedule, the PubCo Disclosure Schedule, along with all other schedules and exhibits hereto, constitute the entire agreement among the Parties and supersede any prior understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof.

Section 9.3	Succession and Assignment.

This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors, heirs, legal representatives and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties.

Section 9.4	Termination, Amendment and Waiver.

(a)           Termination. This Agreement may be terminated at any time prior to the Effective Time by written notice by the terminating Party to the other Party:

(i)           by the mutual written consent of PubCo and the Company;

(ii)           by either PubCo or the Company if the Merger shall not have been consummated on or prior to December 31, 2011, provided, however, that the right to terminate this Agreement under this Section 10.4(a)(ii) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date;

(iii)           by either PubCo or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

(iv)           by PubCo or the Company, if there has been a breach of any representation, warranty, covenant or agreement on the part of the other Party set forth in this Agreement, which breach (i) causes the conditions set forth in Section 5.1 or Section 5.2 (in the case of termination by PubCo) or Section 5.1 or Section 5.3 (in the case of termination by the Company) not to be satisfied and (ii) shall not have been cured within twenty business days following receipt by the breaching Party of written notice of such breach from the other Party; or

(v)           by the Company, in order to accept a Superior Proposal.

(b)           Effect of Termination. In the event of termination of this Agreement as provided in Section 10.4, there shall be no liability or obligation on the part of PubCo, the Company, Merger Sub or their respective officers, directors, or shareholders, except to the extent that such termination results from the willful breach by a Party of any of its representations, warranties or covenants set forth in this Agreement; provided, however, that the provisions of Sections 10.5, 10.6 and 10.11 shall remain in full force and effect and survive any termination of this Agreement.

(c)           Amendment. This Agreement may be amended by the Parties hereto, by action taken or authorized by their respective Boards of Directors. This Agreement may not be amended except by an instrument in writing signed on behalf of each of PubCo and the Company.

(d)           Extension; Waiver. At any time prior to the Effective Time, the Parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other Parties hereto; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party.

Section 9.5	Public Disclosure; Public Announcement.

(a)          Public Disclosure. Unless otherwise permitted by this Agreement, PubCo and the Company shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law.

(b)          Press Release. Concurrent with the execution of this Agreement, PubCo and the Company will issue a joint press release announcing this Agreement, which press release shall be in form and substance satisfactory to PubCo and the Company. Until the Closing of the Merger, any press releases issued by PubCo regarding this Agreement or the Merger shall be subject to the review and approval of the Company, which approval shall not be unreasonably withheld. Thereafter, PubCo and the Surviving Corporation may issue such press releases, and make such other disclosures regarding the Merger, as each determines are required under applicable securities laws or regulatory rules. Any press releases by PubCo will be filed under a Current Report on Form 8-K with the Commission.

Section 9.6	Confidentiality.

PubCo and the Company each recognize that they have received confidential information concerning the other during the course of the Merger negotiations and preparations. Accordingly, PubCo and the Company each agrees (a) to use its respective best efforts to prevent the unauthorized disclosure of any confidential information concerning the other that was or is disclosed during the course of such negotiations and preparations, and is clearly designated in writing as confidential at the time of disclosure, and (b) to not make use of or permit to be used any such confidential information other than for the purpose of effectuating the Merger and related transactions. The obligations of this Section 10.6 will not apply to information that (i) is or becomes part of the public domain, (ii) is disclosed by the disclosing Party to third parties without restrictions on disclosure, (iii) is received by the receiving Party from a third party without breach of a nondisclosure obligation to the other party, or (iv) is required to be disclosed by law, including with the Commission.

Section 9.7	Counterparts, Facsimile Signatures.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement or amendments thereto and of signature pages by facsimile transmission or by email transmission in portable digital format, or similar format, shall constitute effective execution and delivery of such instrument(s) as to the Parties and may be used in lieu of the original Agreement or amendment for all purposes. Signatures of the Parties transmitted by facsimile or by email transmission in portable digital format, or similar format, shall be deemed to be their original signatures for all purposes.

Section 9.8	Headings.

The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 9.9	Notices.

All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the Party to be notified; (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next Business Day; (iii) three Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one Business Day after deposit with a nationally recognized overnight courier, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective Parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 10.9):

If to PubCo or Merger Sub:

Douglas Dyer
735 Broad Street, Suite 400

Chattanooga, TN 37402
Phone: (423) 265-5062
Email: doug@brennandyer.com

Copy to (which shall not constitute notice):

The Sourlis Law Firm
Virginia K. Sourlis, Esq.
The Courts of Red Bank
130 Maple Avenue, Suite 9B2
Red Bank, New Jersey 07701
Phone: (732) 530-9007
Fax: (732) 530-9008
Email: Virginia@SourlisLaw.com
Website: www.SourlisLaw.com

If to the Company:

Q Therapeutics, Inc.
615 Arapeen Drive, Suite 102
Salt Lake City, UT 84108
Attn: Deborah A. Eppstein, Ph.D.
Phone: (801) 582-5400
Fax:           (801) 582-5401
Email: deppstein@qthera.com

Copy to (which shall not constitute notice):

P. Chris Anderson, Esq.
Ballard Spahr, LLP
One Utah Center, Suite 800
201 South Main Street
Salt Lake City, Utah  84111-2221
Phone: (801) 531-3000
Fax: (801) 531 3001
Email: AndersonC@BallardSpahr.com

Section 9.10	Governing Law.

All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

Section 9.11	Disputes.

Except as otherwise specifically provided in Article IX herein, all controversies, disputes or claims arising out of or related to this Agreement and the other documents and instruments related hereto, and the transactions contemplated hereby and thereby, shall in the first instance be the subject of informal negotiations between the Parties for a period of up to fifteen days from the time the dispute arises. In the event the Parties cannot resolve a dispute through informal negotiations, the Parties may attempt to resolve the dispute through nonbinding mediation. Either Party may request the appointment of a neutral third-party mediator by American Arbitration Association. The Parties shall jointly agree on the mediator. The mediation shall follow procedures by the neutral mediator. If the Parties are unable to resolve the dispute through mediation within thirty days from the date the mediator is appointed, the Parties agree to resolve such dispute within 15 miles of the Company’s executive offices, under the auspices of and pursuant to the rules for commercial arbitration of the appropriate governing body, provided, that such dispute shall be heard and resolved by one arbitrator, and not a panel. Any award thereon may include mandatory or injunctive relief or a direction therefor in the discretion of the arbitrator. Judgment upon an award duly rendered in such an arbitration proceeding may be entered by the party in whose favor the award has been made in any court having jurisdiction to do so and over the party against whom such award has been rendered.

Section 9.12	Severability.

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the maximum extent possible.

Section 9.13	Expenses; Attorney's Fees.

PubCo shall be responsible for and bear all of costs and expenses of the Merger, including without limitation, the fees and expenses associated with the audit of the Company's financial statements and the reasonable attorneys' fees and expenses incurred by the Company in connection with the Merger, this Agreement and transactions contemplated hereby. Upon full execution of this Agreement, PubCo shall pay the reasonable attorneys' fees and expenses of the Company incurred as of such date. Notwithstanding the foregoing, if any Party hereto initiates any legal action arising out of or in connection with this Agreement, the prevailing Party in such legal action shall be entitled to recover from the other Party all reasonable attorneys' fees, expert witness fees and expenses incurred by the prevailing Party in connection therewith.

Section 9.14	Construction.

The Parties agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and the other Transaction Documents and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

Section 9.15	Incorporation of Exhibits and Schedules.

The Exhibits, the Schedules, the PubCo Disclosure Schedule and the Company Disclosure Schedule identified in this Agreement are incorporated herein by reference and made a part hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

PUBCO:	GRACE 2 INC.

/s/ DOUGLAS DYER
By:
Name: Douglas Dyer
Title: President and Director

MERGER SUB:	Q ACQUISITION, INC.

/s/ DOUGLAS DYER
By:
Name: Douglas Dyer
Title: President and Director

COMPANY:	Q THERAPEUTICS, INC.

/s/ DEBORAH EPPSTEIN
By:
Name: Deborah A. Eppstein, Ph.D.
Title: President, Chief Executive Officer and Director

Exhibit A

Directors Effective as of Closing

Grace 2 Inc.

Name	Age	Post-Merger Composition of Grace 2 Directors

Dinesh C. Patel, Ph.D.	61	Chairman of the Board of Directors
Deborah A. Eppstein, Ph.D.	62	Director
Peter Barton Hutt	76	Director
Joydeep Goswami, Ph.D.	40	Director
Linda F. Powers	55	Director

Q Therapeutics, Inc.

Name	Age	Post-Merger Composition of Q Therapeutics Directors

Dinesh C. Patel, Ph.D.	61	Chairman of the Board of Directors
Deborah A. Eppstein, Ph.D.	62	Director
Peter Barton Hutt	76	Director
Joydeep Goswami, Ph.D.	40	Director
Linda F. Powers	55	Director

Exhibit B

Executive Officers as of Closing

Grace 2 Inc.

Name	Age	Post-Merger Composition of Grace 2 Officers

Deborah A. Eppstein, Ph.D.	62	President, Chief Executive Officer
Steven J. Borst, M.B.A.,	54	Vice President of Finance and Corporate Development

Q Therapeutics, Inc.

Name	Age	Post-Merger Composition of Q Therapeutics Officers

Deborah A. Eppstein, Ph.D.	62	President, Chief Executive Officer
Steven J. Borst, M.B.A.,	54	Vice President of Finance and Corporate Development

Exhibit C

Employment Agreements
[attached]

Exhibit D

Noncompete Agreement

[attached]

Exhibit E

PubCo and Merger Sub Tax Certificate

[attached]